For Immediate Release

Hagerty Reports 2023 Results
Expects Strong Growth and Margin Expansion to Continue in 2024

•Fourth quarter 2023 Total Revenue increased 24% to $245.0 million, and full year 2023 Total Revenue increased 27% to $1.0 billion compared to the prior year periods.
•Fourth quarter 2023 Written Premium increased 19% to $192.9 million, and full year 2023 Written Premium increased 17% to $907.2 million compared to the prior year periods.
•Fourth quarter 2023 operating margin expanded by 1550 bps and full year 2023 operating margin increased by 960 bps compared to the prior year periods.
•Fourth quarter 2023 Net Income of $9.0 million, an increase of $41.3 million, and full year 2023 Net Income of $28.2 million, an increase of $25.8 million compared to the prior year periods.
•Fourth quarter 2023 Adjusted EBITDA (a non-GAAP measure) of $9.7 million, an increase of $11.7 million, and full year 2023 Adjusted EBITDA of $88.2 million, an increase of $90.1 million compared to the prior year periods.
•Increased Policies in Force Retention to 88.7% as of December 31, 2023 from 88.0% as of December 31, 2022 and achieved insurance Net Promoter Score of 82.
•Hagerty Reinsurance Limited was assigned a Financial Strength Rating of A- (Excellent) by AM Best
•Shared 2024 Outlook for 15-17% Total Revenue growth, 116-148% Net Income growth and 41-53% Adjusted EBITDA growth

TRAVERSE CITY, Mich., March 12, 2024 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three months and year ended December 31, 2023.
“2023 was an excellent year at Hagerty as we successfully executed on our 2023 priorities and delivered results that consistently exceeded expectations. For the full year, we grew total revenue 27% and surpassed $1 billion in revenue for the first time. We also significantly improved our profitability, delivering a year-over-year improvement in Net Income of $26 million and Adjusted EBITDA of $90 million. Operating margins expanded 960 basis points, powered by operational efficiencies, cost discipline, and the benefits of increasing scale as we deliver high rates of compounding growth,” said McKeel Hagerty, Chief Executive Officer of Hagerty.

“Our momentum has carried over into 2024 which we expect to be another year of excellent results. We anticipate growth in total revenue of 15-17%, net income of 116-148%, and Adjusted EBITDA of 41-53%,” continued Mr. Hagerty. “Utilizing our improved profitability and cash flow, we are maintaining our investment posture in technology and expanded offerings that will drive growth and further improve an already great, and highly differentiated value proposition for Hagerty’s customers.”

Mr. Hagerty added, “As we enter our 40th year in business, Hagerty is just beginning what we believe will be a multi-year period of sustained revenue growth and strong flow-through to the bottom line. I couldn’t be prouder of One Team Hagerty’s work as they fuel the passion for driving and car culture by helping car enthusiasts protect, buy and sell, and enjoy their special vehicles."

YEAR ENDED 2023 FINANCIAL HIGHLIGHTS

•Fourth quarter 2023 Total Revenue increased 24% to $245.0 million and full year 2023 Total Revenue increased 27% to $1.0 billion compared to the prior year periods.
•Fourth quarter 2023 Written Premium increased 19% to $192.9 million, and full year 2023 Written Premium increased 17% to $907.2 million compared to the prior year periods.
•Fourth quarter 2023 Commission and fee revenue increased 22% to $77.5 million, and full year 2023 Commission and fee revenue increased 19% to $365.5 million compared to the prior year periods.
•Policies in Force Retention was 88.7% as of December 31, 2023 compared to 88.0% as of December 31, 2022 and total insured vehicles increased 6% year-over-year to 2.4 million.
•Fourth quarter 2023 Loss Ratio was 41.5% compared to 41.2% in the prior year period. Full year 2023 Loss Ratio was 41.5% compared to 45.3% in the prior year period. The year-over-year improvement was due in part to better underwriting results in the current year. In addition, prior year results included $10.0 million of catastrophe losses related to Hurricane Ian.
•Fourth quarter 2023 Earned Premium increased 31% to $147.4 million, and full year 2023 Earned premium increased 32% to $531.9 million compared to the prior year periods.
•Earned Premium growth was driven by the strong Written Premium growth as well as the increased quota share to approximately 80% compared to 70% in the prior year period.
•AM Best assigned a financial strength rating of A- (Excellent) to Hagerty Reinsurance Limited.
•Fourth quarter 2023 Membership, Marketplace and other revenue decreased 3% to $20.1 million, and full year 2023 Membership, Marketplace and other revenue increased 33% to $102.8 million compared to the prior year periods.
•Fourth quarter 2023 Marketplace revenue decreased 34% to $3.7 million compared to the prior year period that included a live auction, and full year 2023 Marketplace revenue increased 109% to $28.6 million compared to the prior year period.
•Fourth quarter 2023 Membership revenue increased 4% to $12.9 million, and full year 2023 Membership revenue increased 16% to $52.5 million compared to the prior year periods.
◦Hagerty Drivers Club (HDC) paid members increased 8% to approximately 815,000 compared to the prior year period.
•Fourth quarter 2023 Operating Loss of $6.5 million compared to a Loss of $35.7 million in the prior year period, and full year 2023 Operating Income of $10.4 million compared to a Loss of $67.6 million in the prior year period.
•Fourth quarter 2023 operating margin expanded by 1550 bps and full year 2023 operating margin increased by 960 bps compared to the prior year periods.
•Full year 2023 depreciation and amortization was $45.8 million compared to $33.9 million in the prior year period. The increase was driven by a higher base of capital assets related to the digital platform which increased the expense by $5.8 million, as well as the $4.3 million impairment of media content assets.
•Full year 2023 and 2022 results include restructuring charges of $8.8 million and $18.3 million, respectively, primarily associated with a reduction in force, reduced hiring plans and cost containment initiatives.
•Full year 2023 results include losses and impairments of $4.0 million related to the termination of the Hagerty Garage + Social joint venture and the sale of DriveShare.
•Fourth quarter 2023 Net Income of $9.0 million compared to a Loss of $32.2 million in the prior year period, and full year 2023 Net Income of $28.2 million compared to $2.4 million in the prior year period.
•Full year 2023 Net Income includes a $19.5 million increase in interest income due to higher rates and better investments, as well as the impacts from the change in fair value of warrant liabilities, the restructuring charges, revaluation gain on previously held equity method investment, and the impairment of media content assets.
•Fourth quarter 2023 Adjusted EBITDA (a non-GAAP measure) of $9.7 million compared to $(2.0) million in the prior year period, and full year 2023 Adjusted EBITDA of $88.2 million compared to $(1.9) million in the prior year period.
•Fourth quarter 2023 Basic Earnings per Share was $0.14 and Diluted Earnings per Share was $0.03, and full year 2023 Basic Earnings per Share was $0.19 and Diluted Earnings per Share was $0.09.
•Fourth quarter 2023 Adjusted EPS (a non-GAAP measure) was $(0.01), and full year 2023 Adjusted EPS was $0.04.

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2024 OUTLOOK — GROWTH AND PROFITABILITY
Despite the uncertain macro environment and challenging dynamics for the insurance industry with heightened inflationary pressures, we expect 2024 to be another year of strong top-line growth and margin expansion for Hagerty as the company’s performance based culture powers great results for stakeholders. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning Hagerty to deliver compounding profit growth over the coming years and fund our purpose to save driving and fuel car culture for future generations.

•Key 2024 business priorities include:
◦Further improve loyalty to drive renewals and referrals
◦Enhance member experience in a cost effective and efficient way
◦Build Hagerty Marketplace into the most trusted and preferred place to buy, sell, and finance collector cars
◦Expand insurance offerings, particularly in the post 1980s collectible space

•For full year 2024, the company expects to deliver:

◦Written Premium growth of 13-14%
◦Total Revenue growth of 15-17%
◦Net Income growth of 116-148%
◦Adjusted EBITDA growth of 41-53%

		2024 Outlook		2024 Growth
in thousands	2023 Results	Low End	High End	Low End	High End
Total Written Premium	$907,175	$1,025,000	$1,034,000	13%	14%
Total Revenue	$1,000,213	$1,150,000	$1,170,000	15%	17%
Net Income (1)	$28,179	$61,000	$70,000	116%	148%
Adjusted EBITDA	$88,162	$124,000	$135,000	41%	53%

(1)    Net income range assumes no impact from warrants.

Conference Call Details
Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including the Company's Investor Presentation highlighting fourth quarter and full year 2023 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in profit and earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) anticipated business objectives; and (iv) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within its industry and attract and retain members; (ii) maintain key strategic relationships with its insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages with its technology platforms or third-party services; (v) accelerate the adoption of Hagerty’s membership products as well as any new insurance programs and products; (vi) manage the cyclical nature of the insurance business including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (viii) comply with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; (x) successfully defend any litigation, government inquiries and investigations, and (xi) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and our business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 800,000 who can’t get enough of cars. As a purpose-driven organization, Hagerty Impact aims to be a catalyst for positive change across the issues that matter most to our teams, our members, the broader automotive community, our shareholders and the planet at large. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,
	2023	2022	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$77,540	$63,814	$13,726	21.5%
Earned premium	147,368	112,342	35,026	31.2%
Membership, marketplace and other revenue	20,135	20,847	(712)	(3.4)%
Total revenue	245,043	197,003	48,040	24.4%
OPERATING EXPENSES:
Salaries and benefits	56,774	49,675	7,099	14.3%
Ceding commission, net	70,617	53,102	17,515	33.0%
Losses and loss adjustment expenses	61,197	46,258	14,939	32.3%
Sales expense	31,587	30,792	795	2.6%
General and administrative services	20,569	25,028	(4,459)	(17.8)%
Depreciation and amortization	10,916	9,550	1,366	14.3%
Restructuring, impairment and related charges, net	(45)	18,324	(18,369)	(100.2)%
Losses and impairments related to divestitures	(99)	—	(99)	(100.0)%
Total operating expenses	251,516	232,729	18,787	8.1%
OPERATING INCOME (LOSS)	(6,473)	(35,726)	29,253	81.9%
Change in fair value of warrant liabilities	12,962	4,030	8,932	221.6%
Interest and other income (expense)	7,144	2,403	4,741	197.3%
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	13,633	(29,293)	42,926	146.5%
Income tax expense	(4,591)	(2,940)	(1,651)	56.2%
NET INCOME (LOSS)	9,042	(32,233)	41,275	128.1%
Net (income) loss attributable to non-controlling interest	5,529	27,626	(22,097)	(80.0)%
Accretion of Series A Convertible Preferred Stock	(1,839)	—	(1,839)	100.0%
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$12,732	$(4,607)	$17,339	N/M

Earnings (loss) per share of Class A Common Stock:
Basic	$0.14	$(0.06)
Diluted	$0.03	$(0.06)

Weighted-average shares of Class A Common Stock outstanding:
Basic	84,588	83,203
Diluted	347,455	83,203

N/M = Not meaningful

Hagerty, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2023	2022	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$365,512	$307,238	$58,274	19.0%
Earned premium	531,866	403,061	128,805	32.0%
Membership, marketplace and other revenue	102,835	77,289	25,546	33.1%
Total revenue	1,000,213	787,588	212,625	27.0%
OPERATING EXPENSES:
Salaries and benefits	216,896	199,542	17,354	8.7%
Ceding commission, net	251,805	191,150	60,655	31.7%
Losses and loss adjustment expenses	220,658	182,402	38,256	21.0%
Sales expense	156,378	140,781	15,597	11.1%
General and administrative services	85,434	89,068	(3,634)	(4.1)%
Depreciation and amortization	45,809	33,887	11,922	35.2%
Restructuring, impairment and related charges, net	8,812	18,324	(9,512)	(51.9)%
Losses and impairments related to divestitures	4,013	—	4,013	100.0%
Total operating expenses	989,805	855,154	134,651	15.7%
OPERATING INCOME (LOSS)	10,408	(67,566)	77,974	115.4%
Change in fair value of warrant liabilities	11,543	41,899	(30,356)	(72.5)%
Revaluation gain on previously held equity method investment	—	34,735	(34,735)	(100.0)%
Interest and other income (expense)	22,821	2,028	20,793	N/M
INCOME BEFORE INCOME TAX EXPENSE	44,772	11,096	33,676	N/M
Income tax expense	(16,593)	(7,017)	(9,576)	(136.5)%
Loss from equity method investment, net of tax	—	(1,676)	1,676	100.0%
NET INCOME	28,179	2,403	25,776	N/M
Net (income) loss attributable to non-controlling interest	(7,948)	29,675	(37,623)	(126.8)%
Accretion of Series A Convertible Preferred Stock	(3,677)	—	(3,677)	100.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$16,554	$32,078	$(15,524)	(48.4)%

Earnings (loss) per share of Class A Common Stock:
Basic	$0.19	$0.39
Diluted	$0.09	$(0.07)

Weighted-average shares of Class A Common Stock outstanding:
Basic	84,180	82,728
Diluted	340,323	336,147

N/M = Not meaningful

Hagerty, Inc.
Consolidated Balance Sheets

	December 31,
	2023	2022

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$108,326	$95,172
Restricted cash and cash equivalents	615,950	444,019
Accounts receivable	71,530	58,255
Premiums receivable	137,525	100,700
Commissions receivable	79,115	60,151
Notes receivable	35,896	25,493
Deferred acquisition costs, net	141,637	107,342
Other current assets	60,239	45,651
Total current assets	1,250,218	936,783
Notes receivable	17,018	11,934
Property and equipment, net	20,764	25,256
Lease right-of-use assets	50,515	82,398
Intangible assets, net	91,924	104,024
Goodwill	114,214	115,041
Other long-term assets	43,559	37,082
TOTAL ASSETS	$1,588,212	$1,312,518
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$87,175	$77,049
Losses payable	62,001	55,516
Provision for unpaid losses and loss adjustment expenses	136,507	111,741
Commissions payable	108,739	77,075
Due to insurers	79,815	68,171
Advanced premiums	20,471	17,084
Unearned premiums	317,275	235,462
Contract liabilities	30,316	25,257
Total current liabilities	842,299	667,355
Long-term lease liabilities	50,459	80,772
Long-term debt, net	130,680	108,280
Warrant liabilities	34,018	45,561
Deferred tax liability	15,937	12,850
Contract liabilities	17,335	19,169
Other long-term liabilities	4,139	11,162
TOTAL LIABILITIES	1,094,867	945,149
Commitments and Contingencies	—	—
TEMPORARY EQUITY (1)
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of December 31, 2023 and no shares issued and outstanding as of December 31, 2022)	82,836	—
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 84,588,536 and 83,202,969 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	8	8
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of December 31, 2023 and December 31, 2022)	25	25
Additional paid-in capital	561,754	549,034
Accumulated earnings (deficit)	(468,995)	(489,602)
Accumulated other comprehensive income (loss)	(88)	(213)
Total stockholders' equity	92,704	59,252
Non-controlling interest	317,805	308,117
Total equity	410,509	367,369
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$1,588,212	$1,312,518

(1) The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022

OPERATING ACTIVITIES:	in thousands
Net income	$28,179	$2,403
Adjustments to reconcile net income to net cash from operating activities:
Change in fair value of warrant liabilities	(11,543)	(41,899)
Loss on equity method investment	—	1,676
Revaluation gain on previously held equity method investment	—	(34,735)
Depreciation and amortization	45,809	33,887
Provision for deferred taxes	2,921	2,973
Impairment of operating lease right-of-use assets	1,147	4,698
Loss on disposals of equipment, software and other assets	1,894	4,316
Losses and impairments related to divestitures	2,827	—
Share-based compensation expense	18,017	12,129
Non-cash lease expense	11,681	10,875
Other	(1,459)	533
Changes in operating assets and liabilities:
Accounts, premiums and commission receivable	(69,879)	(52,036)
Deferred acquisition costs	(34,295)	(25,807)
Losses payable	6,485	21,034
Provision for unpaid losses and loss adjustment expenses	24,766	36,872
Commissions payable	31,664	16,472
Due to insurers	11,510	10,427
Advanced premiums	3,370	3,259
Unearned premiums	81,813	60,263
Operating lease liabilities	(11,243)	(9,779)
Other assets and liabilities, net	(9,958)	(2,233)
Net Cash Provided by Operating Activities	133,706	55,328
INVESTING ACTIVITIES:
Capital expenditures	(26,403)	(44,375)
Acquisitions, net of cash acquired	(8,683)	(15,404)
Purchase of previously held equity method investment	—	(15,250)
Issuance of note receivable to previously held equity method investment	—	(7,000)
Issuance of notes receivable	(24,939)	(6,123)
Collection of notes receivable	10,357	370
Purchase of fixed income securities	(10,568)	(4,234)
Maturities of fixed income securities	7,468	1,216
Other investing activities	121	(721)
Net Cash Used in Investing Activities	(52,647)	(91,521)
FINANCING ACTIVITIES:
Payments on long-term debt	(139,850)	(122,500)
Proceeds from long-term debt, net of issuance costs	161,547	94,367
Proceeds from issuance of preferred stock, net of issuance costs	79,159	—
Contribution from non-controlling interest	779	1,700
Payment of capitalized transaction costs	—	(1,651)
Proceeds from issuance of common stock under employee stock purchase plan	1,526	—
Net Cash Provided by (Used in) Financing Activities	103,161	(28,084)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	865	(504)

Change in cash and cash equivalents and restricted cash and cash equivalents	185,085	(64,781)
Beginning cash and cash equivalents and restricted cash and cash equivalents	539,191	603,972
Ending cash and cash equivalents and restricted cash and cash equivalents	$724,276	$539,191

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain GAAP and non-GAAP financial measures as of and for the periods presented. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operational Metrics
Total Written Premium (in thousands)	$192,861	$162,041	$907,175	$776,664
Loss Ratio	41.5%	41.2%	41.5%	45.3%
New Business Count — Insurance	52,793	43,523	254,386	234,520

GAAP Measures
Total Revenue (in thousands)	$245,043	$197,003	$1,000,213	$787,588
Operating Income (Loss) (in thousands)	$(6,473)	$(35,726)	$10,408	$(67,566)
Net Income (Loss) (in thousands)	$9,042	$(32,233)	$28,179	$2,403
Basic Earnings (Loss) Per Share	$0.14	$(0.06)	$0.19	$0.39
Diluted Earnings (Loss) Per Share	$0.03	$(0.06)	$0.09	$(0.07)

Non-GAAP Financial Measures
Adjusted EBITDA (in thousands)	$9,713	$(2,036)	$88,162	$(1,940)
Adjusted Earnings (Loss) Per Share	$(0.01)	$(0.10)	$0.04	$(0.20)

	December 31,
	2023	2022
Operational Metrics
Policies in Force	1,401,037	1,315,977
Policies in Force Retention	88.7%	88.0%
Vehicles in Force	2,378,883	2,234,461
HDC Paid Member Count	815,007	752,754
Net Promoter Score (NPS)	82	83

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income excluding interest and other income (expense), income tax expense, and depreciation and amortization, adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) the net gain or loss from asset disposals; (v) losses and impairments related to divestitures; (vi) the revaluation gain on a previously held equity method investment; and (vii) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company's performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Hagerty's definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income (loss):

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	in thousands
Net income (loss)	$9,042	$(32,233)	$28,179	$2,403
Interest and other income	(7,144)	(2,403)	(22,821)	(2,028)
Income tax expense	4,591	2,940	16,593	7,017
Depreciation and amortization	10,916	9,550	45,809	33,887
EBITDA	17,405	(22,146)	67,760	41,279
Restructuring, impairment and related charges, net	(45)	18,324	8,812	18,324
Change in fair value of warrant liabilities	(12,962)	(4,030)	(11,543)	(41,899)
Share-based compensation expense	4,860	3,964	17,729	12,129
Losses and impairments related to divestitures	(99)	—	4,013	—
Revaluation gain previously held equity method investment	—	—	—	(34,735)
Net loss from asset disposals	—	1,970	—	1,970
Other unusual items (1)	554	(118)	1,391	992
Adjusted EBITDA	$9,713	$(2,036)	$88,162	$(1,940)

(1)    Other unusual items primarily includes certain legal settlement expenses (net) recognized in the three months ended and year ended December 31, 2023 and 2022, as well as certain non-restructuring severance expenses recognized in the year ended December 31, 2022.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2024 Outlook to the most directly comparable GAAP measure, which is Net income (loss):

	2024 Low	2024 High

	in thousands
Net income	$61,000	$70,000
Interest and other (income) expense	(18,000)	(18,000)
Income tax (benefit) expense	17,250	19,250
Depreciation and amortization	46,000	46,000
Change in fair value of warrant liabilities	—	—
Share-based compensation expense	17,750	17,750
Adjusted EBITDA	$124,000	$135,000

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss), less changes in the fair value of our warrant liabilities and, when applicable, the revaluation gain on a previously held equity method investment, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted-average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of The Hagerty Group; (iii) all unexercised warrants; (iv) all unissued share-based compensation awards; and (v) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income (loss) with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

Management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated basis;
•to evaluate the performance and effectiveness of our operational strategies; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	in thousands (except per share amounts)
Numerator:
Net income (loss) available to Class A Common Stockholders (1)	$11,786	$(4,607)	$15,881	$32,078
Undistributed earnings allocated to Series A Convertible Preferred Stock	946	—	673	—
Accretion of Series A Convertible Preferred Stock	1,839	—	3,677	—
Net income (loss) attributable to non-controlling interest	(5,529)	(27,626)	7,948	(29,675)
Consolidated net income (loss)	9,042	(32,233)	28,179	2,403
Change in fair value of warrant liabilities	(12,962)	(4,030)	(11,543)	(41,899)
Revaluation gain on previously held equity method investment	—	—	—	(34,735)
Adjusted consolidated net income (loss) (2)	$(3,920)	$(36,263)	$16,636	$(74,231)

Denominator:
Weighted average shares of Class A Common Stock outstanding — basic(1)	84,588	83,203	84,180	82,728
Total potentially dilutive securities outstanding:
Conversion of non-controlling interest units of The Hagerty Group to Class A Common Stock	255,499	255,758	255,499	255,758
Conversion of Series A Convertible Preferred Stock to Class A Common Stock	6,785	—	6,785	—
Total unissued share-based compensation awards	8,385	6,902	8,385	6,902
Total warrants outstanding	19,484	19,484	19,484	19,484
Potentially dilutive shares outstanding	290,153	282,144	290,153	282,144
Fully dilutive shares outstanding (2)	374,741	365,347	374,333	364,872

Basic EPS (1)	$0.14	$(0.06)	$0.19	$0.39

Adjusted EPS (2)	$(0.01)	$(0.10)	$0.04	$(0.20)

(1)    Numerator and Denominator of the GAAP measure Basic EPS
(2)    Numerator and Denominator of the non-GAAP measure Adjusted EPS